EXHIBIT 99.2

Company Contact:

Investor Relations

(609) 495-2805

Email: IR@ablelabs.com

Able Laboratories, Inc. Cancels Annual Stockholder Meeting

Cranbury, NJ, June 30, 2005 – Able Laboratories, Inc. (NASDAQ: ABRX) announced today that it is canceling the annual meeting of stockholders scheduled to take place on July 8, 2005.  At this time, the Company, its management team and its retained consultants are continuing to focus the Company’s resources on addressing the Company’s previously disclosed regulatory issues, including its recall of all products and its suspension of all manufacturing operations.

The ongoing disruption in the Company's operations caused by the recall and the suspension of manufacturing activities has had, and will continue to have, a material adverse effect on the Company's results of operations and financial position. Able can give no assurance as to if or when it will be able to resume manufacturing operations. The Company is continuing to review these and related matters with representatives of the FDA and other government agencies and with its consultants, and is evaluating all potential strategic options available to it in light of the regulatory and financial issues it faces.

Further information on Able may be found on the Company’s web site, www.ablelabs.com.

Except for historical facts, the statements in this news release, as well as oral statements or other written statements made or to be made by Able Laboratories, Inc., are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. For example, statements about the Company’s financial position, workforce reduction, its ability to meet all applicable federal, state and local regulatory requirements and the effect of any failure to do so, its ability to formulate and bring to market its drug products under development, its ability to file for and obtain and maintain U.S. FDA approvals for future products and the availability of sufficient capital, are forward-looking statements. Forward-looking statements are merely the Company’s current predictions of future events, the statements are inherently uncertain, and actual results could differ materially from the statements made herein. There is no assurance as to when, or if, the Company will be able to recommence manufacturing operations and ship new products or that its ANDA filings and approvals will be completed and obtained. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10–K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Company assumes no obligation to update its forward-looking statements to reflect new information and developments.